Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-197577 and 333-199570) and on Form S-8 (Nos. 33-58073, 33-58077, 33-58079, 33-58097, 33-63155, 33-58083, 333-20117, 333-20139, 333-27309, 333-37069, 333-40997, 333-58069, 333-69295, 333-92197, 333-92363, 333-78279, 333-56926, 333-84154, 333-105118, 333-113769, 333-113770, 333-113771, 333-113772, 333-113773, 333-115357, 333-127084, 333-146963, 333-155687, 333-162716, 333-155684, 333-176440, 333-188118 and 333-195466) of Lockheed Martin Corporation of our report dated July 2, 2015 relating to the financial statements of Sikorsky Aircraft Corporation, which appears in this Current Report on Form 8-K/A of Lockheed Martin Corporation.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut

January 20, 2016